ANNUAL STATEMENT OF COMPLIANCE PURSUANT TO SECTION 3.20

                 Citigroup Mortgage Loan Trust, Series 2006-AMC1

            Asset-Backed Pass-Through Certificates, Series 2006-AMC1
    Each of the turdersigned does hereby certify that he/she is a duly appointed Authorized Servicing Agent of AMC Mortgage Services Inc., acting as a sub-servicer for Ameriquest Mortgage Company (the "Sub-Servicer"), and further certify as follows:

    1. This certification is being made pursuant to the terns of the Pooling and Servicing Agreement, dated as of September 1, 2006 (the "Agreement"), among Citigroup Mortgage Loan Trust Inc., as depositor, Ameriquest Mortgage Company, as servicer, Citibank, N.A., as trust administrator, and U.S. Bank National Association, as trustee,

    2. I have reviewed the activities of the Sub-Servicer during the preceding year and the Sub-Servicer's performance under the Agreement and to the best of my knowledge, based on such review, the Sub-Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the year; provided however that the Sub-Servicer has noted the following material exception;

    Section 3.10 of the Agreement requires: "On behalf of the Trust Fund, the Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than two Business Days after the Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than one Business Day after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder..."

    The practice of the Sub-Servicer during the preceding calendar year has been to deposit in the clearing account (which is an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer's receipt thereof, and to thereafter deposit in the Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when as and when received.

    The Sub-Servicer has since adjusted its practices to meet the requirements of the Agreement.


    Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

    IN WITNESS WHEREOF, the undersigned has executed this Certificate as of March 26, 2007.

                                         By: /s/ Jane Johnson
                                             ----------------
                                         Name: Jane Johnson
                                         Title: Authorized Servicing Agent

                                         By: /s/ Jule J. Keen
                                             ----------------
                                         Name: Jule J. Keen
                                         Title: Executive Vice President and
                                                Authorized Servicing Agent


    I, Denise Apicella, an Assistant Secretary of the Sub-Servicer, hereby certify that each of Jane Johnson and Jule J. Keen is a duly qualified, and acting Authorized Servicing Agent of the Sub-Servicer and that the signature appearing above is his/her genuine signature.

    IN WITNESS WHEREOF, the undersigned has executed this Certificate as of March 26, 2007.

                                         By: /s/ Denise Apicella
                                             -------------------
                                         Name: Denise Apicella
                                         Title: Assistant Secretary